ATTENTION:

THIS RESTRICTED STOCK UNIT AWARD SHALL NOT BECOME EFFECTIVE
UNLESS AND UNTIL IT IS "ACCEPTED" BY THE EMPLOYEE
IN THE MANNER DESCRIBED IN SECTION 1(b) BELOW.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(For Employees located outside of the United States)

This RESTRICTED STOCK UNIT AWARD Agreement (this "Agreement") is made as of the Grant Date (defined below), by and between Alpharma Inc., a Delaware (USA) corporation with an address at 440 Route 22 East, 3rd Floor, Bridgewater NJ, 08807 USA (the "Company"), and the Employee (defined below), pursuant and subject to the Company's 2003 Omnibus Incentive Compensation Plan (the "Plan"), on the following terms and conditions:

DEFINITIONS: The following terms shall have the following meanings when used in this Agreement.
"Employee":
"Full Vesting Date":
"Grant Date":
"Number of Restricted Units":
"Vesting Schedule":	Restricted Units shall become 100% vested on the third anniversary date of the Grant Date, subject to Section 2

1. Grant and Acceptance of Restricted Stock Unit Award.

(a) The Company hereby grants to the Employee, subject to the restrictions, forfeiture risks and other terms and conditions set forth herein and in the Plan, the "Restricted Stock Unit Award", which shall consist of restricted units in the amount of that Number of Restricted Units (defined above) (each, a "Restricted Unit"). Each Restricted Unit represents the Employee's right to receive, under the terms and conditions described in this Agreement, payment of one share of the Company's Class A Common Stock (the "Common Stock") upon vesting of such Restricted Unit.

(b) The Restricted Stock Unit Award shall not be considered granted unless and until the Employee accepts the terms of this Agreement in writing. By so accepting the Restricted Stock Unit Award, the Employee is memorializing that he or she has accepted the Restricted Stock Unit Award as of the Grant Date. Thereafter, the Restricted Stock Unit Award shall vest in accordance with the Vesting Schedule (defined above), unless earlier accelerated or forfeited as set forth herein. This Restricted Stock Unit Award shall be considered "Vested" for all purposes under this Agreement with respect to individual Restricted Units upon the first date the Restricted Stock Unit Award is vested with respect to such Restricted Units pursuant to the above schedule. (If the Company has no record of the Employee's acceptance of the terms of this Agreement, or any other document required by the Company in connection with the Restricted Stock Unit Award, the Restricted Stock Unit Award shall be ineffective and the Employee shall have no rights in the Restricted Stock Unit Award).

2. Restrictions / Rights of Company and Employee.

(a) Vesting of Restricted Stock Unit Award. The Employee shall become Vested in the Restricted Units in accordance with the Vesting Schedule, and shall receive that number of shares of Common Stock represented by the then-Vested Restricted Units (the "Vested Shares") upon Vesting. The Employee shall become 100% Vested in the Restricted Stock Unit Award (in all Restricted Units) on the Full Vesting Date, subject to the other terms and conditions of this Agreement, including this Section 2.

(b) Forfeiture Rights of the Company Upon Termination. Subject to the further provisions of this Agreement, and except as otherwise provided in Section 2(c) below, prior to the Full Vesting Date, in the event that the Employee ceases to be a continuing employee of the Company as a result of a termination of his or her Employment, other than as a result of the death, Disability, or Retirement of the Employee, the non-Vested portion of the Restricted Stock Unit Award shall automatically be forfeited by the Employee. (The terms "Employment", "Retirement" and "Disability" are defined in Section 3 below.)

(c) The Death or Disability of the Employee. In the event that the Employee dies, or an event of Disability of the Employee occurs prior to the Full Vesting Date, the Employee shall be immediately 100% vested in all of the Restricted Units underlying the entire Restricted Stock Unit Award granted hereunder.

(d) The Retirement of the Employee. This Section 2(d) shall apply in lieu of Section 2(b) in the event that the Employee terminates employment with the Company as a result of Retirement prior to the Full Vesting Date. The retired Employee shall immediately become vested in a pro-rata portion of Restricted Units underlying the Restricted Stock Unit Award as follows:

(i)  If the Employee's Retirement date is prior to the first anniversary of the Grant Date, his entire Restricted Stock Unit Award shall be forfeited.

(ii) If the Employee's Retirement date is on or after the first anniversary of the Grant Date and prior to the second anniversary of the Grant Date, such retired Employee shall be 1/3 vested in the Restricted Units underlying his Restricted Stock Unit Award.

(iii) If the Employee's Retirement date is on or after second anniversary of the Grant Date and prior to the Full Vesting Date, such retired Employee shall be 2/3 vested in the Restricted Units underlying his Restricted Stock Unit Award.

After applying this vesting schedule, the non-vested portion of the Restricted Stock Unit Award shall automatically be forfeited by the Employee.

(e) Change in Control. In the event that a Change in Control (as defined in the Alpharma Inc. Change in Control Plan, as amended from time to time (the "Change in Control Plan")) occurs, the Restricted Stock Unit Award shall be governed by the Change in Control Plan and the provisions of this Agreement that contradict such Change in Control Plan shall become ineffective. For the Employee's reference, a copy of the Change in Control Plan is publicly available as an exhibit to the Company's securities filings, and is also available for review upon request.

3. Definitions. For purposes of this Agreement:

(a) An event of "Disability" shall mean the Employee's termination in good standing from the employ of the Company for reasons of disability under the then-established rules of the Company, consistent with all applicable federal, state and local (including international) laws.

(b) An event of "Retirement" shall mean the Employee's voluntary termination of his or her Employment with the Company on or after attaining age 55 and completing at least 5 years of service.

(c) "Employment" shall mean the continuing status of the Employee as a full-time permanent salaried or hourly employee of the Company or another entity so long as that entity is, and at all relevant times continues to be, an affiliate (as that term is defined under the regulations of the United States Securities and Exchange Commission) of the Company. Employment (i) shall include any period of illness or temporary disability during which the Employee continues to receive salary pursuant to the policies of the Company, as in effect from time to time, but (ii) shall not include any period of time during which the Employee is receiving salary continuation, payments in lieu of statutory or other notice, or during a statutory notice period, or other benefits as a result of the termination of Employment or any leave of absence of a duration longer than three (3) months.

4. Issuance of Stock Certificate(s). Upon the occurrence of the Full Vesting Date, (or earlier upon the vesting of the Restricted Stock Unit Award pursuant to Section 2(c) above), the Secretary of the Company (the "Secretary") shall promptly, upon written request, deliver to the Employee a stock certificate (or certificates) representing all Vested Shares.

5. No Liability. Neither the Company nor the Secretary shall be liable for any act it may do or omit to do with respect to the Restricted Stock Unit Award. The Secretary is expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In the event that the Secretary obeys or complies with any such order, judgment or decree, the Secretary shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction. The Secretary shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder. The Secretary shall be entitled to employ such legal counsel (which may be counsel to the Company) and other experts as it may deem necessary in connection with its obligations hereunder, it may rely upon the advice of such counsel, and it may cause the Company to pay such counsel reasonable compensation therefor.

6. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of any Vested Shares or Restricted Units of the Restricted Stock Unit Award, the Secretary is authorized and directed to retain in its possession or to deliver into court without liability to anyone, all or any part of said Vested Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Secretary shall be under no duty whatsoever to institute or defend any such proceedings.

7. Prohibition on Transfer. The Employee is subject to Section 8.3 of the Plan, which sets forth restrictions on the transferability, sale, pledge, assignment, etc. of the Restricted Stock Unit Award.

8. Tax Matters. In the event that an Employee is subject to federal, state or local (including international) income tax and the Company becomes obligated to pay withholding of taxes as a result of this Restricted Stock Unit Award, the Employee or such other person entitled to receive such Restricted Stock Unit Award shall pay to the Company an amount equal to the amount of such withholding payment. The Company shall withhold the number of shares required in order to satisfy the withholding obligation unless the Employee tenders the withholding obligation in cash in a timely manner and with prior notification to the Company.

9. Equitable Relief and Consent to Jurisdiction. The Employee specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement including, without limitation, the attempted transfer of all or part of the Restricted Stock Unit Award by the Employee in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief from any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

10. Employment. The Company is not by this Agreement obligated to continue the Employee as an employee, consultant or director of the Company or any of its affiliates, and the Company or any affiliate employing the Employee may terminate his or her Employment or otherwise treat him or her without regard to the effect it may have upon him or her under this Agreement. The Company and the Employee understand and agree that any references herein to employment of the Employee by the Company shall include the Employee's Employment or service as an employee of the Company or any affiliate of the Company.

11. Voting Rights and Dividends. The Employee shall have no rights as a stockholder of the Company in respect of the Restricted Units, including the right to vote and to receive regular or special cash dividends, prior to the issuance of Vested Shares with respect to such Restricted Units.

12. Additional Securities. If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of Restricted Units subject to this award shall be adjusted to correspond to the change in the outstanding shares of Common Stock, subject to the Company's Forfeiture Rights. If the Company shall distribute to its stockholders securities of another corporation, the securities of such other corporation, distributed with respect to the Restricted Units then subject to the restrictions contained in this Agreement, shall be added to the Restricted Units subject to the Company's Forfeiture Rights. If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of the Company's Common Stock, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Restricted Units then subject to this Agreement such amount and kind of securities (or cash) as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Restricted Units subject immediately prior thereto to the Company's Forfeiture Right pursuant to this Agreement. Notwithstanding the foregoing, regular or special cash dividends paid by the Company on the Common Stock shall not affect the number of Restricted Units granted to the Employee under this Agreement.

13. Consent. The Employee specifically acknowledges that the Company must use certain personal information of the Employee for the limited purpose of granting and administering the Restricted Stock Unit Award to the Employee, including sharing such information with third party administrators, and that such use may include the transfer of the Employee's personal information across international borders, and the Employee hereby consents to the use of his or her personal information for such purpose.

14. Administration. This Agreement and the Employee's rights hereunder are subject to all of the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations and administrative decisions that may be adopted thereunder. The Company may terminate, amend or modify the Plan at any time; provided that no such action shall in any way adversely affect the Employee's rights under this Agreement. For the Employee's reference, a copy of the Plan is available for the Employee's review as publicly filed with the Company's securities filings and with representative Company Human Resources personnel.

15. Notices. Any notice or other communication to be made, served or given to the Company under or pursuant to the terms hereof (a "Notice") shall be in writing and shall be addressed to the Company, in care of the Executive Vice President, Human Resources and Communications, at 440 Route 22 East, 3rd Floor, Bridgewater NJ, 08807 USA, and any notice to be given to the Employee shall be in writing and addressed to the Employee's address maintained from time to time in the employment records of the Company or any affiliate, or at such other address as either party may hereafter designate in writing to the other. Such Notice shall be sent by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally known overnight courier (or internationally known courier if sent from outside of the United States), providing written proof of delivery. Any Notice sent in the manner set forth above shall be deemed to have been given and received upon receipt if personally delivered, two (2) days after it has been delivered to a nationally (internationally) known overnight courier, and three (3) days after it has been deposited in the United States mail (or other non-United States government-sponsored mail system) if sent by mail. If a Notice is delivered otherwise than as set forth above, it shall be deemed to have been given when received. The substance of any Notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

16. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Employee and may not be assigned by him or her without the prior written consent of the Company. Any attempted assignment in violation of this Section 16 shall be null and void.

17. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the terms of Section 20.5 of the Plan providing for use of the internal laws of the State of New Jersey in the United States; provided, however, that, insofar as the Company is incorporated under the laws of the State of Delaware in the United States, the General Corporate Law of the State of Delaware (or any successor statute) shall govern those matters that apply to the internal governance of the Company. Furthermore, the Employee hereby irrevocably submits to the co-exclusive jurisdiction of (i) the Superior Court of New Jersey, and (ii) the United States District Court for the District of New Jersey, to resolve any and all issues that may arise out of or relate to this Agreement. THE SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE CORPORATE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE NON-UNITED STATES LAWS. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, or internationally-known courier, in accordance with the provisions of Section 15 above, shall be effective service of process for any action, suit or proceeding in New Jersey.

18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

19. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement or incorporated herein by reference shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

20. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the Company and the Employee. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

21. Acceptance. By accepting this Agreement, the Employee is accepting the Restricted Stock Unit Award as set forth in this Agreement and agreeing to the terms and conditions hereof, including all provisions of the Plan. The Employee is further acknowledging that a copy of the Plan is available for the Employee's review as publicly filed with the Company's securities filings, and with representative Human Resources personnel.

ALPHARMA INC.

By______________________

Agreed and Accepted:

___________________________